Leatt Corporation to Present at The LD 500 Virtual Conference

One-on-One meetings to begin on Tuesday, September 8, 2020

CAPE TOWN, South Africa (September 3, 2020) …  Leatt Corporation (OTCQB:LEAT), a leading developer and marketer of protective equipment and ancillary products for many forms of sports, especially extreme high-velocity sports, today announced that Sean Macdonald (CEO) and Dr. Christopher Leatt (Founder and Chairman) of Leatt Corporation will make a presentation at the LD 500 investor conference on Friday, September 4 at 10:00 AM EST.

The company will be available for one-on-one meetings with investors and analysts from Tuesday, September 8 through Tuesday, September 15, 2020 to review the presentation and conduct a Q & A session.

To schedule a meeting, please contact Michael Mason at investor-info@leatt.com.

View Leatt Corporation profile here: https://www.ldmicro.com/profile/LEAT

About Leatt Corporation

Leatt Corporation develops personal protective equipment and ancillary products for all forms of sports, especially extreme motor sports. The Leatt-Brace® is an award-winning neck brace system considered the gold standard for neck protection for anyone wearing a crash helmet as a form of protection. It was designed for participants in extreme sports or riding motorcycles, bicycles, mountain bicycles, all-terrain vehicles, snowmobiles and other vehicles. For more information, visit: www.leatt.com .

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Contact:

Investor Relations

Michael Mason

Investor-info@leatt.com